Exhibit 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-00182, 33-8993, 33-8973, 33-16460, 33-16466,
33-25052, 33-37865, 33-37867, 33-36223, 33-52826, 33-52804, 33-52806, 33-52800,
33-37868, 33-51187, 33-51189, 33-54347, 33-54453, 33-65237, 33-61561, 33-58487,
333-19535, 333-14265, 333-90761, 333-90823, 333-94627, 333-48432, 333-46408,
333-43702, 333-43698, 333-40578, 333-40576, 333-33070, 333-33062, 333-33068,
333-33064, 333-33058, 333-33066, 333-33060, 333-33074, 333-33072, 333-62004,
333-76670, 333-83470), and Forms S-3 (Nos. 333-01277, 333-01893,
333-34909-01, 333-62957, 333-32035-01, 333-60024) of Thermo Electron Corporation
of our report dated February 4, 2003, except as to the information in Note 19, for which the date is February 28, 2003, relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 4, 2003 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Boston, Massachusetts
March 6, 2003